Exhibit 5.1
                                                                                                                                                                                                 TROUTMAN SANDERS LLP
Attorneys at Law
Bank of America Plaza
600 Peachtree Street, NE, Suite 5200
Atlanta, Georgia  30308-2216
404.885.3000 telephone
troutmansanders.com

August 13, 2012

MidSouth Bancorp, Inc.
102 Versailles Boulevard
Lafayette, Louisiana 70501

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by MidSouth Bancorp, Inc., a Louisiana corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering with the Commission the following securities that may be issued by the Company (the “Securities”):

1.	Senior debt securities, in one or more series, of the Company (the “Senior Debt Securities”);

2.	Subordinated debt securities, in one or more series, of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

3.	Common Stock, par value $0.10 per share, of the Company (the “Common Stock”);

4.	Preferred Stock, no par value per share, of the Company (the “Preferred Stock” and, together with the Common Stock, the “Company Stock”);

5.	Depositary shares of the Company representing fractional shares or multiple shares of Preferred Stock (the “Depositary Shares”);

6.	Purchase contracts obligating the holders to purchase from the Company a specified amount of Company Stock, Depositary Shares or Debt Securities (the “Purchase Contracts”);

7.	Units of the Company comprised of two or more of the Securities, in any combination, which may or may not be separable from one another (the “Units”);

8.	Warrants of the Company to purchase Company Stock, Depositary Shares or Debt Securities (the “Warrants”); and

ATLANTA     CHICAGO    HONG KONG     NEW YORK     NEWARK     NORFOLK    ORANGE COUNTY   PORTLAND
RALEIGH     RICHMOND     SAN DIEGO     SHANGHAI     TYSONS CORNER     VIRGINIA BEACH     WASHINGTON, DC

TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

MidSouth Bancorp, Inc.
August 13, 2012

9.	Rights of the Company evidencing the right to purchase Company Stock, Depository Shares or Debt Securities of the Company (the “Rights”);

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $75,000,000.

The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

For purposes of the opinions we express below, we have examined the originals or copies, certified or otherwise identified, of (i) the articles of incorporation and bylaws of the Company, each as amended and/or restated to date (the “Charter Documents”); (ii) certain resolutions of the board of directors of the Company (the “Board”) related to the filing of the Registration Statement, the offering of the Company Securities, and related matters, (iii) the Registration Statement and all exhibits thereto, (iv) the specimen Common Stock certificate of the Company, and (v) certain corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, agreements, certificates, instruments or representations furnished or made available to us by the Company.

The Senior Debt Securities are to be issued pursuant to a Senior Debt Indenture between the Company and a trustee to be named in such Indenture, a form of which is being filed as Exhibit 4.6 to the Registration Statement (the “Senior Indenture”).  The Subordinated Debt Securities are to be issued pursuant to a Subordinated Debt Indenture between the Company and a trustee to be named in such Indenture, a form of which is being filed as Exhibit 4.8 to the Registration Statement (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”).

The Depositary Shares are to be evidenced by Depositary Receipts to be issued pursuant to one or more deposit agreements between the Company and a bank or trust company, as depositary (the “Deposit Agreements”). The Units are to be issued pursuant to one or more unit agreements or indentures between the Company and a bank or trust company, as unit agent (the “Unit Agreements”). The Warrants are to be issued pursuant to one or more warrant agreements between the Company and a bank or trust company, as warrant agent (the “Warrant Agreements”).  The Rights are to be issued pursuant to one or more rights agreements between the Company and a bank, trust company or transfer agent, as rights agent (the “Rights Agreements”).

TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

MidSouth Bancorp, Inc.
August 13, 2012

    In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine and provided by natural persons with legal capacity and authority to execute such documents, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will not have been terminated or rescinded, (v) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (vi) all Securities will be issued and/or sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement, (vii) each of the Securities, and the instruments pursuant to which they are duly authorized and established, will have been specifically authorized for issuance by the Board or an authorized committee thereof (the “Company Authorizing Resolutions”), (viii) the terms of each of the Securities and of their respective issuance and sale will have been duly authorized and established in conformity with the applicable Charter Documents, articles of amendment (in the case of the Preferred Stock) (“Articles of Amendment”), Indenture, Warrant Agreement, Rights Agreement, Deposit Agreement or Unit Agreement, as the case may be, (ix) each of the Securities will have been duly executed and countersigned, (x) the Company will have received the consideration provided for in the Company Authorizing Resolutions, (xi) the applicable Indenture, Warrant Agreement, Deposit Agreement, Rights Agreement and Unit Agreement will be duly authorized, executed and delivered by the parties thereto, (xii) each person signing the Articles of Amendment, Indenture, Warrant Agreement, Deposit Agreement, Rights Agreement and Unit Agreement, as applicable, will have the legal capacity and authority to do so, (xiii) with respect to the Company Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise reserved for issuance, (xiv) with respect to Stock Purchase Contracts and Stock Purchase Units, the applicable purchase contract and any related pledge agreement will each be duly authorized, executed and delivered by the parties thereto, (xv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered thereby will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (xvi) any Company Securities issuable upon conversion, exchange, redemption or exercise of any Company Securities being offered will have been duly and validly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

MidSouth Bancorp, Inc.
August 13, 2012

We have also assumed that (i) the Company will continue to be validly existing and in good standing under the laws of Louisiana, and will have all requisite power and authority to enable it to execute, deliver and perform its obligations under the Company Securities and the related documents, (ii) the Company Securities will be established so as not to, and such execution, delivery and performance thereof (including the documents establishing them) will not, violate, conflict with or constitute a default under any applicable laws, rules or regulations to which the Company is subject, (iii) such execution, delivery and performance do not and will not constitute a breach, conflict, default or violation of (a) the Company’s Charter Documents, or any agreement or other instrument to which the Company or its properties are subject, (b) any judicial or regulatory order or decree of any governmental authority or (c) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, (iv) the Debt Securities will not bear interest at a rate that is usurious under the laws of the jurisdiction governing the creation thereof, and (v) the choice of New York law in each of the agreements purporting to be governed by the laws of the State of New York that establish and create the Company Securities (other than the Common Stock and Preferred Stock) is legal, valid, binding and enforceable under the laws of all applicable jurisdictions.

We are, in this opinion, opining only on the Louisiana Business Corporation Law (including the relevant statutory provisions and the reported judicial decisions interpreting these laws), the laws of the State of New York and the federal law of the United States.  In delivering this opinion, we have relied on the opinion of the Onebane Law Firm attached hereto as Annex A, special Louisiana counsel, as to the laws of the State of Louisiana. We are not opining on “blue sky” or other state securities laws.

The opinions herein below are subject to, and qualified and limited by the effects of: (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship and similar laws, and limitations imposed under judicial decisions related to or affecting creditors’ rights and remedies generally, (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law, and principles limiting the availability of the remedy of specific performance, (iii) concepts of good faith, fair dealing and reasonableness, and (iv) the possible unenforceability under certain circumstances of provisions providing for indemnification or contribution that is contrary to public policy.  We also express no opinion concerning the enforceability of (a) the choice of New York law in each of the documents establishing the Debt Securities under the laws of any jurisdiction other than New York or (b) the waiver of rights or defenses contained in the documents establishing the Securities.

Based upon and subject to the foregoing, we are of the opinion that:

TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

MidSouth Bancorp, Inc.
August 13, 2012

1. The Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. With respect to shares of Common Stock, when certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents, the shares of Common Stock will be validly issued, fully paid and non-assessable.

3. With respect to shares of Preferred Stock, when (i) the Articles of Amendment have been filed with the Secretary of State of the State of Louisiana, and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents, the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

4. The Depositary Shares will entitle the holders thereof to the rights specified in the applicable Deposit Agreement and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. The Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. The Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. The Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. The Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

Please note that we are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and, following the effective date of the Registration Statement, we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

MidSouth Bancorp, Inc.
August 13, 2012

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus and any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Troutman Sanders LLP

Annex A

JOSEPH ONEBANE (1917-1987)
JOHN G. TORIAN, II (1936-1991)
   _________________

TIMOTHY J. MCNAMARA
EDWARD C. ABELL, JR.
LAWRENCE L. LEWIS, III †
DOUGLAS W. TRUXILLO *
RANDALL C. SONGY
MICHAEL G. DURAND
GREG GUIDRY *
GRAHAM N. SMITH *
GARY P. KRAUS
RICHARD J. PETRE, JR.
THOMAS G. SMART
ROGER E. ISHEE **
STEVEN C. LANZA
GREG R. MIER ††
MARIA FABRE MANUEL
JASMINE B. BERTRAND
JEREMY B. SHEALY
JAMES D. BAYARD
STEVEN T. RAMOS ‡‡
MATTHEW C. HEBERT
G. W. RUDICK II *
KEVIN M. BLANCHARD
1200 CAMELLIA BOULEVARD (70508) SUITE 300 POST OFFICE BOX 3507 LAFAYETTE, LOUISIANA 70502-3507 TELEPHONE: (337) 237-2660 FAX: (337) 266-1232 WWW.ONEBANE.COM

OF COUNSEL
WILLIAM E. KELLNER
CRAIG A. RYAN
GREGORY K. MOROUX
FREDERICK R. PARKER, JR. ‡
JOHN F. PARKER
KAREN DANIEL ANCELET
JAMES L. ALCOCK, JR.
SUE TANNEHILL MANN

   _________________

SHREVEPORT OFFICE

333 TEXAS STREET
SUITE 1180
SHREVEPORT, LA  71101
TELEPHONE: (318) 674-9770
FAX: (318) 674-9775

   _________________

‡LL.M. IN HEALTH LAW
‡‡LL.M. IN TAXATION LAW
†BOARD CERTIFIED TAX ATTORNEY
LL.M. IN TAXATION LAW
††REGISTERED PATENT ATTORNEY

*ALSO ADMITTED IN TEXAS
**ALSO ADMITTED IN MISSISSIPPI

August 13, 2012

MidSouth Bancorp, Inc.
102 Versailles Boulevard
Lafayette, Louisiana 70501

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

You have requested our opinion, as special Louisiana counsel to MidSouth Bancorp, Inc., a Louisiana corporation (the “Company”), as to certain matters of Louisiana law in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, of a registration statement on Form S-3 (as amended or supplemented, the “Registration Statement”) under the Securities Act of 1933 (the “Act”), relating to the registration of the following securities that may be issued by the Company (the “Securities”):

1.	Senior debt securities, in one or more series, of the Company (the “Senior Debt Securities”);

2.	Subordinated debt securities, in one or more series, of the Company (together with the Senior Debt Securities, the “Debt Securities”);

3.	Common Stock, par value $0.10 per share, of the Company (the “Common Stock”);

4.	Preferred Stock, no par value per share, of the Company (the “Preferred Stock” and, together with the Common Stock, the “Company Stock”);

5.	Depositary shares of the Company representing fractional shares or multiple shares of Preferred Stock (the “Depositary Shares”);

6.	Purchase contracts obligating the holders to purchase from the Company a specified amount of Company Stock, Depositary Shares or Debt Securities (the “Purchase Contracts”);

7.	Units of the Company comprised of two or more of the Securities, in any combination, which may or may not be separable from one another (the “Units”);

8.	Warrants of the Company to purchase Company Stock, Depositary Shares or Debt Securities (the “Warrants”); and

9.	Rights of the Company evidencing the right to purchase Company Stock, Depository Shares or Debt Securities of the Company (the “Rights”);

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $75,000,000.

The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

For purposes of the opinions we express below, we have examined the originals or copies, certified or otherwise identified, of (i) the articles of incorporation and bylaws of the Company, each as amended and/or restated to date (the “Charter Documents”); (ii) certain resolutions of the board of directors of the Company (the “Board”) related to the filing of the Registration Statement, the offering of the Securities, and related matters, (iii) the Registration Statement and all exhibits thereto, (iv) the specimen Common Stock certificate of the Company, and (v) certain corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, agreements, certificates, instruments or representations furnished or made available to us by the Company.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine and provided by natural persons with legal capacity and authority to execute such documents, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will not have been terminated or rescinded, (v) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (vi) all Securities will be issued and/or sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement, (vii) each of the Securities, and the instruments pursuant to which they are duly authorized and established, will have been specifically authorized for issuance by the Board or an authorized committee thereof (the “Company Authorizing Resolutions”), (viii) the terms of each of the Securities and of their respective issuance and sale will have been duly authorized and established in conformity with the applicable Charter Documents, articles of amendment (in the case of the Preferred Stock) (“Articles of Amendment”) and the applicable agreements governing the issuance of the Warrants, Depositary Shares, Rights and Units, (ix) each of the Securities will have been duly executed and countersigned, (x) the Company will have received the consideration provided for in the Company Authorizing Resolutions, (xi) the applicable agreements governing the issuance of the Warrants, Depositary Shares, Rights and Units will be duly authorized, executed and delivered by the parties thereto, (xii) each person signing the Articles of Amendment and the agreements governing the issuance of the Warrants, Depositary Shares, Rights and Units, as applicable, will have the legal capacity and authority to do so, (xiii) with respect to the Company Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise reserved for issuance, (xiv) with respect to Stock Purchase Contracts and Stock Purchase Units, the applicable purchase contract and any related pledge agreement will each be duly authorized, executed and delivered by the parties thereto, (xv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered thereby will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (xvi) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly and validly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

We have also assumed that (i) the Company will continue to be validly existing and in good standing under the laws of Louisiana, and will have all requisite power and authority to enable it to execute, deliver and perform its obligations under the Securities and the related documents, (ii) the Securities will be established so as not to, and such execution, delivery and performance thereof (including the documents establishing them) will not, violate, conflict with or constitute a default under any applicable laws, rules or regulations to which the Company is subject, (iii) such execution, delivery and performance do not and will not constitute a breach, conflict, default or violation of (a) the Company’s Charter Documents, or any agreement or other instrument to which the Company or its properties are subject, (b) any judicial or regulatory order or decree of any Louisiana governmental authority or (c) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Louisiana governmental authority, and (iv) the choice of New York law in each of the agreements purporting to be governed by the laws of the State of New York that establish and create the Securities (other than the Common Stock and Preferred Stock) is legal, valid, binding and enforceable under the laws of all applicable jurisdictions.

We are, in this opinion, opining only on the laws of the State of Louisiana, including the Louisiana Business Corporation Law (including the relevant statutory provisions and the reported judicial decisions interpreting these laws). We are not opining on federal securities laws or Louisiana “blue sky” or securities laws.

The opinions herein below are subject to, and qualified and limited by the effects of: (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship and similar laws, and limitations imposed under judicial decisions related to or affecting creditors’ rights and remedies generally, (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law, and principles limiting the availability of the remedy of specific performance, (iii) concepts of good faith, fair dealing and reasonableness, and (iv) the possible unenforceability under certain circumstances of provisions providing for indemnification or contribution that is contrary to public policy.  We also express no opinion concerning the waiver of rights or defenses contained in the documents establishing the Securities.

Based upon and subject to the foregoing, we are of the opinion that:

1.           With respect to shares of Common Stock, when certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents, the shares of Common Stock will be validly issued, fully paid and non-assessable.

2.           With respect to shares of Preferred Stock, when (i) the Articles of Amendment have been filed with the Secretary of State of the State of Louisiana, and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents, the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

Please note that we are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and, following the effective date of the Registration Statement, we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus and any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. Your counsel, Troutman Sanders LLP, may rely on this opinion in connection with the opinion which they are giving in connection with the filing of the Registration Statement.

Very truly yours,

/s/ Lawrence L. Lewis, III
Lawrence L. Lewis